Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SLM CORPORATION", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JULY, A.D. 2014, AT 3:55 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5436644 8100 AUTHENTICATION: 1532681

140951406 DATE: 07-14-14

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:55 PM 07/14/2014
FILED 03:55 PM 07/14/2014
SRV 140951406 - 5436644 FILE

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SLM CORPORATION

SLM CORPORATION (the "***Corporation***"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "***DGCL***"), DOES HEREBY CERTIFY:

FIRST: The Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby amended to reflect the elimination of cumulative voting for the election of directors by deleting in its entirety ARTICLE FOURTH, Section a.(1) of the Amended and Restated Certificate of Incorporation and replacing said ARTICLE FOURTH, Section a.(1) with the following:

> "(1) Voting. Except as otherwise expressly required by law or provided in this Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, at each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Common Stock standing in such holder's name on the stock transfer records of the Corporation."

SECOND: The Board of Directors of the Corporation has adopted a resolution proposing and declaring advisable the amendment described herein in accordance with the provisions of Section 242 of the DGCL.

THIRD: At a duly called and convened annual meeting of stockholders held on June 25, 2014, the stockholders of the Corporation duly adopted the amendment described herein in accordance with the provisions of Section 242 of the DGCL.

FOURTH: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 14th day of July, 2014.

SLM CORPORATION

By: Laurent C. Lutz
Title: Executive Vice President, General Counsel and Corporate Secretary

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NEW BLC CORPORATION", CHANGING ITS NAME FROM "NEW BLC CORPORATION" TO "SLM CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF APRIL, A.D. 2014, AT 11:45 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-NINTH DAY OF APRIL, A.D. 2014, AT 9:01 O'CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

5436644 8100

140525016

AUTHENTICATION: 1324390

DATE: 04-28-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:41 AM 04/28/2014
FILED 11:45 AM 04/28/2014
SRV 140525016 - 5436644 FILE

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NEW BLC CORPORATION

NEW BLC CORPORATION (the "*Corporation*"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "*DGCL*"), DOES HEREBY CERTIFY:

FIRST: The Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby amended to reflect a change in the name of the Corporation by deleting in its entirety ARTICLE FIRST of the Amended and Restated Certificate of Incorporation and replacing said ARTICLE FIRST with the following:

> "FIRST: The name of the corporation is SLM Corporation (hereinafter the "Corporation")."

SECOND: The sole director of the Corporation has adopted a resolution, by written consent, proposing and declaring advisable the amendment described herein in accordance with the provisions of Sections 141(f) and 242 of the DGCL.

THIRD: In lieu of a meeting and vote of the sole stockholder, the sole stockholder has given written consent to the amendment described herein in accordance with the provisions of Section 228 and Section 242 of the DGCL.

FOURTH: The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the sole stockholder of the Corporation) of the DGCL.

FIFTH: This Certificate of Amendment shall become effective on April 29, 2014 at 9:01 a.m., Eastern Time.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 28th day of April, 2014.

NEW BLC CORPORATION

By: Laurent C. Lutz, Jr.
Title: Executive Vice President, General Counsel and Corporate Secretary

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "NEW BLC CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF APRIL, A.D. 2014, AT 11:41 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5436644 8100

140524912

AUTHENTICATION: 1324313

DATE: 04-28-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:41 AM 04/28/2014
FILED 11:41 AM 04/28/2014
SRV 140524912 - 5436644 FILE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NEW BLC CORPORATION

New BLC Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

(1) The name of the Corporation is New BLC Corporation, and the name under which the Corporation was originally incorporated was JDB Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 2, 2013.

(2) This Amended and Restated Certificate of Incorporation, which restates and further amends the certificate of incorporation of the corporation, has been duly adopted by the corporation in accordance with Section 242 and 245 of the General Corporation Law of the State of Delaware and has been adopted by the requisite vote of the sole stockholder of the corporation, acting by written consent in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

(3) The certificate of incorporation of the corporation is hereby amended and restated in its entirety to read as follows:

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NEW BLC CORPORATION

FIRST: The name of the Corporation is New BLC Corporation (hereinafter the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,145,000,000 shares of capital stock, consisting of (i) 1,125,000,000 shares of common stock, par value $.20 per share (the "Common Stock"), and (ii) 20,000,000 shares of preferred stock, par value $.20 per share (the "Preferred Stock").

a. **Common Stock**. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

(1) Voting. Except as otherwise expressly required by law or provided in this Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, at each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Common Stock standing in such holder's name on the stock transfer records of the Corporation; provided, however, that at all elections of directors of the Corporation, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast as many votes, in person or by proxy, which (except for this provision) such holder would be entitled to cast for the election of directors with respect to its shares of stock multiplied by the number of directors to be elected at such election, and that such holder may cast all such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder sees fit.

(2) Dividends. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(3) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them.

(4) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

b. **Preferred Stock**. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

c. **Power to Sell and Purchase Shares**. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Unless approved by the affirmative vote of not less than a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors, the Corporation shall not take any action that would result in the acquisition by the Corporation, directly or indirectly, from any person or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934) of five percent or more of the shares of Common Stock issued and outstanding, at a price in excess of the prevailing market price of such Common Stock, other than pursuant to a tender offer made to all stockholders or to all stockholders owning less than 100 shares of Common Stock.

d. **Limitation on Stockholder Rights Plan.** Notwithstanding any other powers set forth in this Certificate of Incorporation, the Board of Directors shall not adopt a stockholders "rights plan" (which for this purpose shall mean any arrangement pursuant

to which, directly or indirectly, Common Stock or Preferred Stock purchase rights may be distributed to stockholders that provide all stockholders, other than persons who meet certain criteria specified in the arrangement, the right to purchase the Common Stock or Preferred Stock at less than the prevailing market price of the Common Stock or Preferred Stock), unless (i) such rights plan is ratified by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors at the next meeting (annual or special) of stockholders; (ii) by its terms, such rights plan expires within thirty-seven (37) months from the date of its adoption, unless extended by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors; and (iii) at any time the rights issued thereunder will be redeemed by the Corporation upon the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

FIFTH: Reserved.

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

a. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

b. The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

c. (1) (i) The number of directors of the Corporation shall be not less than eleven (11) and no more than sixteen (16).

(ii) Directors may be removed with or without cause by a vote of the holders of shares entitled to vote at an election of directors at a duly called meeting of such holders, provided that no director shall be removed for cause except by the affirmative vote of not less than a majority of the voting power of the shares then entitled to vote at an election of directors, and provided further that if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

(iii) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

(2) A director shall hold office until the succeeding annual meeting (or special meeting in lieu thereof) and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(3) Any vacancy on the Board of Directors, regardless of whether resulting from death, resignation, retirement, disqualification, removal from office, increase in the size of the Board or otherwise, may be filled by the affirmative vote of a majority of directors then in office, but any vacancy filled in such manner shall be filled only until the next annual meeting of stockholders.

d. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

e. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no such action by the Board of Directors, unless approved by a majority of the voting shares of capital stock of the Corporation then entitled to vote at an election of directors, shall amend, alter, change or repeal the right of stockholders as provided for in the By-Laws to call a special meeting of stockholders; and provided further that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH: Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation delivery to its registered office, its principal place of

business or an officer or director of the Corporation having custody of the book in which proceedings of meetings of members are recorded.

NINTH: Pursuant to § 203(b)(1) of the GCL, the Corporation hereby expressly opts not to be governed by GCL § 203.

TENTH: Any action by the Board of Directors to make, alter, amend, change, add to or repeal this Certificate of Incorporation shall be approved by the affirmative vote of not less than a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this 28th day of April, 2014.

NEW BLC CORPORATION

By: ______________________
Laurent C. Lutz, Jr.
Executive Vice President, General Counsel and Corporate Secretary